UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Madison Ave., 17th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2015 (the “Closing Date”), as previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2015 (the “Initial 8-K”), uSell.com, Inc., a Delaware corporation (“uSell”), together with BST Distribution, Inc., a New York corporation (“BST”), and We Sell Cellular LLC, a Delaware limited liability corporation (“We Sell”) (both now wholly-owned subsidiaries of uSell), entered into a Note Purchase Agreement (the “NPA”) with BAM Administrative Services, LLC, a Delaware limited liability company (“BAM”), as agent, and an institutional investor (the “Purchaser”), pursuant to which uSell issued and sold the Purchaser a 1% original issue discount Secured Term Note in the aggregate principal amount of $4,040,000 (the “Initial Note”) in exchange for gross proceeds of $4,000,000. In connection with the issuance of the Initial Note, uSell issued the Purchaser 740,000 shares of uSell common stock.

Under the NPA, uSell retained the right, within six months of the Closing Date and subject to certain conditions including meeting loan covenants, to borrow an additional $4,000,000, in $2,000,000 tranches through the issuance of additional 1% original issue discount Secured Term Notes (the “Deferred Draw Notes,” and with the “Initial Note,” the “Notes”).

The Notes mature three years from the Closing Date and accrue interest at 13% annually, which is payable monthly in arrears, beginning November 1, 2015. Repayment of principal commences seven months from the Closing Date in monthly installments of 1/48th of the aggregate principal amount of the Notes. The Notes are prepayable at 103%, beginning one year from the Closing Date, in increments of $500,000.

On December 1, 2015, uSell elected to borrow $2,000,000 and issued the Purchaser a Deferred Draw Note in the principal amount of $2,020,000. Pursuant to the terms of the NPA, uSell also issued the Purchaser 120,000 shares of common stock.

In connection with the execution of the NPA and issuance of the Initial Note, uSell, BST, We Sell and certain of their wholly-owned subsidiaries entered into a series of related agreements including a Security Agreement, Subsidiary Guaranty, Pledge Agreement and Collateral Assignment Agreement. More complete disclosure concerning the foregoing agreements, as well as the NPA and the Notes, is incorporated by reference from the Initial 8-K and from the text of the agreements themselves, which are filed as exhibits hereto.

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Item 3.02	Unregistered Sales of Equity Securities

The disclosure included under Item 2.03, above, describing the issuance of uSell shares to the Purchaser of the Notes, is incorporated by reference herein. The shares have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder. These shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement*†
10.2	Form of Secured Term Note†
10.3	Security Agreement*†
10.4	Form of Subsidiary Guaranty†
10.5	Pledge Agreement†
10.6	Collateral Assignment Agreement†

____________________________________

*	Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

†	Previously filed as an exhibit to uSell’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: December 3, 2015	/s/	Nikhil Raman
	Name:	Nikhil Raman
	Title:	Chief Executive Officer

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